Exhibit 23.1

We hereby consent to the incorporation by reference in the financial statements of Regius Thoroughbreds. for the period from the date of inception on May 24, 2011 to May 31, 2011 then ended of our reports dated June 3, 2011 included in its Registration Statement on Form S-1/A dated July 27 , 2011 relating to the financial statements for the period from the date of inception on May 24, 2011 to May 31, 2011 listed in the accompanying index.

/s/ Collie Accountancy
Auditor

Newport Beach, CA
City, State
July 27, 2011
Date